EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT



                                  By and Among



                               AMH HOLDINGS, INC.,

               HARVEST PARTNERS, INC., as Sellers' Representative,

               Each of the Other Parties Named Herein as a Seller,

                                       And

                               AM HOLDING LIMITED,

                               AM EQUITY LIMITED,

                             AM INVESTMENTS LIMITED,

                            ASSOCIATED EQUITY LIMITED

                                       And

                         ASSOCIATED INVESTMENTS LIMITED

                                  as Purchasers

                          Dated as of December 5, 2004


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

                                TABLE OF CONTENTS


                                  PLEASE UPDATE


                                                                            Page

ARTICLE I DEFINITIONS..........................................................3

    Section 1.1. Definitions...................................................3
    Section 1.2. Additional Defined Terms......................................7
    Section 1.3. Construction..................................................9
    Section 1.4. Exhibits and Disclosure Letters...............................9
    Section 1.5. Knowledge.....................................................9

ARTICLE II PURCHASE AND SALE OF PREFERRED STOCK...............................10

    Section 2.1. Purchase and Sale of Preferred Stock.........................10
    Section 2.2. Closing......................................................10
    Section 2.3. Payment of Purchase Price; Delivery of Shares of
                   Preferred Stock............................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................11

    Section 3.1. Due Organization, Good Standing and Corporate Power..........11
    Section 3.2. Authorization; Noncontravention..............................11
    Section 3.3. Capital Stock................................................12
    Section 3.4. Consents and Approvals.......................................13
    Section 3.5. Company Reports and Financial Statements.....................13
    Section 3.6. Absence of Certain Changes; Undisclosed Liabilities..........14
    Section 3.7. Compliance with Laws.........................................15
    Section 3.8. Litigation...................................................15
    Section 3.9. Employee Benefit Plans.......................................15
    Section 3.10. Labor Matters...............................................17
    Section 3.11. Taxes.......................................................17
    Section 3.12. Intellectual Property.......................................18
    Section 3.13. Broker's or Finder's Fee....................................19
    Section 3.14. Certain Contracts and Arrangements..........................20
    Section 3.15. Environmental Laws and Regulations..........................20
    Section 3.16. Insurance...................................................21
    Section 3.17. Restricted Payments.........................................21
    Section 3.18. Exclusivity of Representations..............................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH SELLER......................22

    Section 4.1. Due Organization, Good Standing and Corporate Power..........22
    Section 4.2. Authorization; Noncontravention..............................22
    Section 4.3. Consents and Approvals.......................................23
    Section 4.4. Ownership and Title..........................................23
    Section 4.5. Litigation...................................................23

                            Stock Purchase Agreement

    Section 4.6. Broker's or Finder's Fee.....................................23
    Section 4.7. Exclusivity of Representations...............................23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS....................23

    Section 5.1. Due Organization, Good Standing and Corporate Power..........23
    Section 5.2. Authorization; Noncontravention..............................24
    Section 5.3. Consents and Approvals.......................................24
    Section 5.4. Broker's or Finder's Fee.....................................24
    Section 5.5. Funds........................................................25
    Section 5.6. Litigation...................................................25
    Section 5.7. Investment Intent............................................25
    Section 5.8. No Outside Reliance..........................................26
    Section 5.9. Purchaser Status.............................................26
    Section 5.10. Exclusivity of Representations..............................26

ARTICLE VI ADDITIONAL AGREEMENTS..............................................26

    Section 6.1. Access to Information Concerning Properties and Records......26
    Section 6.2. Confidentiality..............................................27
    Section 6.3. Conduct of the Business of the Company Pending the Closing
                   Date.......................................................27
    Section 6.4. Commercially Reasonable Efforts..............................29
    Section 6.5. Exclusive Dealing............................................29
    Section 6.6. Antitrust Laws...............................................30
    Section 6.7. Other Consents...............................................30
    Section 6.8. Public Announcements.........................................31
    Section 6.9. Notification of Certain Matters..............................31
    Section 6.10. Certain Transactions........................................31
    Section 6.11. Fees........................................................32
    Section 6.12. Charter Amendment...........................................32
    Section 6.13. Ancillary Documents and Transactions........................32
    Section 6.14. Appointment of Sellers' Representative......................36
    Section 6.15. Bonus Payments; Acceleration of Options.....................37

ARTICLE VII CONDITIONS PRECEDENT..............................................38

    Section 7.1. Conditions to the Obligations of Each Party..................38
    Section 7.2. Conditions to the Obligations of the Purchasers..............39
    Section 7.3. Conditions to the Obligations of Sellers.....................41
    Section 7.4. Frustration of Closing Conditions............................41

ARTICLE VIII TERMINATION AND ABANDONMENT......................................41

    Section 8.1. Termination..................................................41
    Section 8.2. Effect of Termination........................................41

                            Stock Purchase Agreement

ARTICLE IX MISCELLANEOUS......................................................42

    Section 9.1. Fees and Expenses............................................42
    Section 9.2. Survival of Representations, Warranties and Covenants........42
    Section 9.3. Notices......................................................42
    Section 9.4. Entire Agreement.............................................44
    Section 9.5. Disclosure...................................................44
    Section 9.6. Binding Effect; Benefit; Assignment..........................44
    Section 9.7. Amendment; Waiver............................................45
    Section 9.8. Counterparts.................................................45
    Section 9.9. Applicable Law...............................................45
    Section 9.10. Severability................................................45
    Section 9.11. Specific Enforcement........................................46
    Section 9.12. Waiver of Jury Trial........................................46
    Section 9.13. Rules of Construction.......................................46
    Section 9.14. Additional Purchasers.......................................46


____________________________________________________________

         --       Form of Charter Amendment
Exhibit B         --       Form of Company Certificate of Designations
Exhibit C         --       Form of Harvest Promissory Note
Exhibit D         --       Form of Investcorp Promissory Note
Exhibit E         --       Form of Holdings Charter
Exhibit F         --       Holdings Certificate of Designations
Exhibit G         --       Form of Dividend Promissory Note
Exhibit H         --       Form of Management Bonus Promissory Note
Exhibit I         --       Form of Management Bonus Holdback Promissory Note
Exhibit J         --       Form of Holdings Option Plan
Exhibit K         --       Option Award Agreement
Exhibit L         --       Form of Harvest Management Agreement
Exhibit M         --       Form of Investcorp Management Advisory Agreement
Exhibit N         --       Form of Investcorp Financing Advisory Agreement
Exhibit O         --       Form of Investcorp M&A Advisory Agreement
Exhibit P         --       Form of Restructuring Agreement
Exhibit Q         --       Form of Holdings Stockholders Agreement
Exhibit R         --       Senior Credit Facility Commitment Letter
Exhibit S         --       Mezzanine Note Financing Commitment Letter
Exhibit T         --       Form of Transaction Fees Opinion
Exhibit U         --       Form of Solvency and Fairness Opinion
Exhibit V         --       Form of Joinder Agreement

                            STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of December 5, 2004 by and among (i) AMH Holdings, Inc., a Delaware corporation, (the "Company"), (ii) Harvest Partners, Inc., a New York corporation, as Sellers' Representative (the "Sellers' Representative"), (iii) each of the parties identified as a "Seller" in the first column of Schedule I hereto (each such party, a "Seller" and, collectively, the "Sellers"), (iv) AM Holding Limited, a Cayman Islands corporation, ("Purchaser I"), (v) AM Equity Limited, a Cayman Islands corporation ("Purchaser II"), (vi) AM Investments Limited, a Cayman Islands corporation ("Purchaser III"), (vii) Associated Equity Limited, a Cayman Islands corporation ("Purchaser IV") and (viii) Associated Investments Limited, a Cayman Islands corporation ("Purchaser V" and, collectively with Purchaser I, Purchaser II, Purchaser III and Purchaser IV, the "Purchasers" and, collectively with Sellers' Representative, Sellers and the Company, the "Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Sellers desire to restructure the Company to re-allocate the voting and non-voting capital stock of the Company among the Sellers;

          WHEREAS, pursuant to a resolution of the Board to be taken prior to the Closing, subject to Section 6.15 hereof, the vesting of 100% of the performance-based options (each a "Performance-Vested Option") to purchase shares of Class A Common Stock of the Company, par value $0.01 per share (the "Existing Class A Common Stock"), granted pursuant to the AMH Holdings, Inc. 2004 Option Plan (the "Company Option Plan") shall be accelerated and shall be exercisable as of immediately prior to the Closing;

          WHEREAS, immediately after the acceleration of the vesting of the Performance-Based Options, each holder of options granted pursuant to the Company Option Plan (each an "Option Exercise Seller") desires to exercise, in accordance with the terms of the Company Option Plan, all of his or her Performance-Vested Options and such amount of his or her time-based options to purchase Existing Class A Common Stock of the Company (such number of time-based options, with the Performance-Vested Options, the "Exercise Options") as is required in order to receive the number of shares of Existing Class A Common Stock of the Company (the "Option Exercise Shares") set forth on Schedule I hereto (all options to purchase shares of capital stock of the Company granted pursuant to the Company Option Plan other than the Exercise Options are collectively referred to herein as the "Unexercised Company Options");

          WHEREAS, each Seller (other than the Option Exercise Sellers) owns as of the date hereof, and each Option Exercise Seller will own upon the exercise of the Exercise Options, beneficially and of record (i) the number of shares of Existing Class A Common Stock set forth opposite the name of such Seller in the second column of Schedule I hereto and (ii) the number of shares of Class B Common Stock of the Company, par value $0.01 per share (the "Existing Class B Common Stock"), set forth opposite the name of such Seller in the third column of Schedule I hereto (the shares of Existing Class A Common Stock owned by the Management Sellers

                            Stock Purchase Agreement

(before giving effect to the exercise of Exercise Options held by the Management Sellers) are referred to herein as the "Management Shares");

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing hereunder, the certificate of incorporation of the Company shall be amended and restated pursuant to Section 242 of the Delaware General Corporation Law (as amended, the "DGCL"), substantially in the form attached hereto as Exhibit A (the "Charter Amendment"), in order to reclassify (the "Reclassification"):

          (a) each outstanding share of Existing Class A Common Stock of the Company held by any Harvest-Related Seller as (i) one share of Class A, Series I (Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Voting Preferred Stock") and (ii) one share of Class B, Series I (Voting) Common Stock of the Company, par value $0.01 per share (the "Class B Voting Common Stock");

          (b) each outstanding share (other than any Option Exercise Shares and any Management Shares) of Existing Class A Common Stock or Existing Class B Common Stock of the Company, as applicable, held by Sellers who are not Harvest Related Sellers as (i) one share of Class A, Series II (Non-Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Non-Voting Preferred Stock" and, collectively with the Voting Preferred Stock, the "Preferred Stock") and (ii) one share of Class B, Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share (the "Class B Non-Voting Common Stock" and, collectively with the Class B Voting Common Stock, the "Class B Common Stock");

          (c) each Option Exercise Share as two shares of Non-Voting Preferred Stock; and

          (d) each Management Share as two shares of Class B Non-Voting Common Stock.

          WHEREAS, the Charter Amendment shall create (i) a series of authorized common stock of the Company, the shares of which are issuable upon conversion of the Voting Preferred Stock, consisting of 500,000 shares of Class A, Series I (Voting) Common Stock of the Company, par value $0.01 per share (the "Class A Voting Common Stock" and (ii) a series of authorized common stock of the Company, the shares of which are issuable upon conversion of the Non-Voting Preferred Stock, consisting of 1,614,019 shares of Class A, Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share (the "Class A Non-Voting Common Stock" and, collectively with the Class A Voting Common Stock, the "Class A Common Stock"; the Class A Common Stock and the Class B Common Stock, collectively, the "Common Stock");

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing hereunder, the Company shall cause to be filed with the Secretary of State of the State of Delaware, pursuant to Section 151 of the DGCL, a Certificate of Designations substantially in the form attached hereto as Exhibit B (the "Company Certificate of Designations"), describing the powers, preferences and relative optional and other special rights and qualifications, limitations and restrictions pertaining to the Preferred Stock;

                            Stock Purchase Agreement

          WHEREAS, upon the effectiveness of the Charter Amendment and the Company Certificate of Designations and the exercise by each Option Exercise Seller of all of his or her Exercise Options, each Seller shall own, beneficially and of record, (i) the number of shares of Voting Preferred Stock set forth opposite the name of such Seller in the fourth column of Schedule I hereto, (ii) the number of shares of Non-Voting Preferred Stock set forth opposite the name of such Seller in the fifth column of Schedule I hereto, (iii) the number of shares of Class B Voting Common Stock set forth opposite the name of such Seller in the sixth column of Schedule I hereto and (iv) the number of shares of Class B Non-Voting Common Stock set forth opposite the name of such Seller in the seventh column of Schedule I hereto; and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Sellers desire to sell to the Purchasers, and the Purchasers desire to purchase and acquire from the Sellers, all of the shares of Preferred Stock that will be owned by the Sellers at the Closing;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties do hereby agree, intending to be legally bound, as follows:


                                   ARTICLE I

                                   DEFINITIONS

          Section 1.1. Definitions. When used in this Agreement, the following terms shall have their respective meanings as defined below.

          "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

          "AMHI" shall mean Associated Materials Holdings Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Company.

          "AMI" shall mean Associated Materials Incorporated, a Delaware corporation and a direct wholly-owned Subsidiary of AMHI.

          "AMI Indenture" shall mean the Indenture, dated as of April 23, 2002, between Wilmington Trust Company, as Trustee, and AMI, providing for the issuance of AMI's outstanding 9 3/4% Senior Subordinated Notes, due 2012, as amended, supplemented or otherwise modified.

                            Stock Purchase Agreement

          "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States, the Commission of Competition appointed under the Competition Act and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

          "Antitrust Laws" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Competition Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          "Applicable Seller Percentage" shall mean, with respect to each Seller, the applicable percentage figure set forth opposite the name of such Seller in the eighth column of Schedule I hereto.

          "Board" shall mean the Board of Directors of the Company.

          "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Company Indenture" shall mean the Indenture, dated as of March 4, 2004, between Wilmington Trust Company, as Trustee, and the Company, providing for the issuance of the Company's outstanding 11 1/4% Senior Discount Notes, due 2014, as amended, supplemented or otherwise modified.

          "Competition Act" shall mean the Competition Act (Canada) as amended, and the regulations promulgated thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" shall mean generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time.

          "Governmental Entity" shall mean any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

          "Harvest" shall mean Harvest Partners, Inc., a New York corporation.

                            Stock Purchase Agreement

          "Harvest-Related Sellers" shall mean, collectively, Harvest Partners III, L.P., Harvest Partners III Beteilingungsgesellschaft Burgerlichen Rechts (Mit Haftungsbeschrankung), Harvest Partners IV, L.P. and Harvest Partners IV, GmbH & Co. KG.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indentures" shall mean the AMI Indenture and the Company Indenture, collectively.

          "Intellectual Property" shall mean any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (a) patents and patent applications and rights in respect of utility models and industrial designs, (b) registered and unregistered trademarks and service marks, trade names and similar rights and applications to register any of the foregoing, (c) copyrights (whether registered or unregistered) and mask works, and applications for registration of copyrights or mask works, (d) internet domain names and (e) know-how, processes, technical data, specifications and other proprietary or confidential information that derives economic value from not being generally known to other persons who can obtain economic value through its disclosure.

          "Law" shall mean any statute, law, ordinance, rule or regulation of any Governmental Entity.

          "Material Adverse Effect" shall mean:

          (a) with respect to the Company, any event, circumstance, change, condition, development or occurrence, either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences having, or that would reasonably be expected to have, a material adverse effect on the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole; provided, that, none of the following shall, in any case, be deemed to constitute a "Material Adverse Effect," nor shall any of the following be considered in determining whether a "Material Adverse Effect" has occurred: (i) changes (x) in economic, financial market, regulatory or political conditions generally or (y) generally affecting the building products/siding and windows industry or principal markets in which Company or any of its Subsidiaries conducts business that, in the case of clause (y), do not adversely affect Company and its Subsidiaries, taken as a whole, disproportionately to other companies in the building products/siding and windows industry, (ii) changes in laws, rules, regulations, or orders of any Governmental Entity or interpretations thereof by any Governmental Entity or changes in accounting requirements or principles, (iii) the announcement or pendency of the transactions contemplated by this Agreement, (iv) the consummation of the transactions contemplated hereby or any actions by any of the Parties or the Company taken pursuant to this Agreement or in connection with the transactions contemplated hereby, or (v) any natural disaster or any act of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; in each case, which do not adversely affect Company and its Subsidiaries, taken as a whole, disproportionately to other Persons affected thereby.

                            Stock Purchase Agreement

          (b) with respect to any Seller, any change or effect having a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; and

          (c) with respect to any Purchaser, any change or effect having a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

          "Management Sellers" shall mean, collectively, Michael Caporale, Jr., Kenneth L. Bloom, D. Keith LaVanway and Dennis W. Vollmershausen.

          "Net Debt" shall mean the consolidated indebtedness of the Company, net of cash and cash equivalents of the Company and its Subsidiaries, in each case immediately prior to, and without giving effect to, the Closing, as reflected in the Net Debt Certificate delivered by the Company to the Purchasers two Business Days prior to the Closing Date.

          "Net Debt Certificate" shall mean the certificate, prepared in good faith by the Company and signed by its Chief Financial Officer, setting forth the estimated Net Debt.

          "Note Purchaser" shall mean each purchaser of Mezzanine Notes pursuant to a Securities Purchase Agreement.

          "Order" shall mean any judgment, order, injunction, decree, writ, permit or license of any Governmental Entity or any arbitrator.

          "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

          "Purchase Price" shall mean $150,000,000 less 50% of the amount, if any, by which Net Debt exceeds $550,000,000.

          "Senior Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of August, 29, 2003 and as amended on March 4, 2004, among AMI, Gentek Building Products Limited, AMHI, the financial institutions and other Persons from time to time parties thereto, UBS AG, Stamford Branch, as the U.S. administrative agent and Canadian term administrative agent, Canadian Imperial Bank of Commerce, as the Canadian revolving administrative agent, Credit Suisse First Boston, acting through its Cayman Islands Branch, as the syndication agent, and CIBC World Markets Corp., as the documentation agent.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Significant Subsidiaries" shall mean AMHI, AMI, and Gentek Holdings, Inc. (and for purposes of Sections 3.7, 3.9, 3.10 and 3.11, Significant Subsidiaries shall be deemed to include Gentek Building Products Limited and Gentek Building Products Inc.).

                            Stock Purchase Agreement

          "Subsidiary" shall mean, with respect to any Person (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest.

          "Third Party" shall mean any Person other than a Party.

          "Transaction Documents" shall mean, collectively, the Restructuring Agreement, the Holdings Stockholders Agreement, the Investcorp Management Agreements and the Harvest Management Agreement.

          Section 1.2. Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.

                                              Section              Defined Term                Section
  Defined Term

  Additional Purchasers                       Section 9.14         Holdings Option Plan        Section 6.13(b)
  Agreement                                   Preamble             Holdings Stockholders       Section 6.13(a)(iii)
                                                                      Agreement
  Amended and Restated Senior Credit          Section 7.1(c)       III                         Section 6.13(c)(ii)
     Agreement
  AMHI                                        Section 6.13(a)      Investcorp Advisory         Section 6.13(c)(ii)
                                                                      Agreements
  Balance                                     Section 6.13(a)      Investcorp Financing        Section 6.13(c)(ii)
                                                                      Advisory Agreement
  Balance Payment Date                        Section 6.13(a)      Investcorp Management       Section 6.13(c)(ii)
                                                                      Advisory Agreement
  Charter Amendment                           Recitals             Investcorp M&A Advisory     Section 6.13(c)(ii)
                                                                      Agreement
  Citigroup                                   Section 3.13         Joinder Agreement           Section 9.14
  Class A Common Stock                        Recitals             Liens                       Section 3.12(b)
  Class A Non-Voting Common Stock             Recitals             Material Contracts          Section 3.14
  Class A Voting Common Stock                 Recitals             Management Bonus            Section 6.13(a)
                                                                      Promissory Note
  Class B Common Stock                        Recitals             Management Bonuses          Section 6.13(a)
  Class B Non-Voting Common Stock             Recitals             Management Shares           Recitals
  Class B Voting Common Stock                 Recitals             Mezzanine Notes             Section 7.1(a)
  Closing                                     Section 2.2          Multiemployer Plan          Section 3.9
  Closing Date                                Section 2.2          Non-Voting Preferred Stock  Recitals

                            Stock Purchase Agreement

                                                                             -8-

                                              Section              Defined Term                Section

  Defined Term

  Closing Date Option Award Agreement         Section 6.13(c)(i)   Option(s)                   Section 3.3
  Commission Filings                          Section 3.5(a)       Option Exercise Seller      Recitals
  Common Stock                                Recitals             Option Exercise Shares      Recitals
                                                                   Parties                     Preamble
  Company                                     Preamble             Performance Vested Options  Recitals
  Company Certificate of Designation          Recitals             Permits                     Section 3.7(b)
  Company Disclosure Letter                   Section 1.5          Preferred Stock             Recitals
  Company Option Plan                         Recitals             Purchaser I                 Preamble
  Company Property                            Section 3.15(b)      Purchaser II                Preamble
  Confidentiality Agreement                   Section 6.2          Purchaser III               Preamble
  Consent                                     Section 6.7          Purchaser IV                Preamble
  Contracts                                   Section 3.14         Purchaser V                 Preamble
  DGCL                                        Recitals             Purchasers                  Preamble
                                                                   Purchasers Fee              Section 6.11(b)
  Dividend Promissory Note                    Section 6.13(a)      Reclassification            Recitals
  Employee Benefit Plans                      Section 3.9          Registered IP               Section 3.12(a)
                                                                   Restructuring Agreement     Section 6.13(c)(iii)
  End Date                                    Section 8.1(b)(ii)   Returns                     Section 3.11(a)
  Environmental Law                           Section 3.15(b)      Restricted Payments         Section 6.13(a)
                                                                      Basket Amount
  ERISA                                       Section 3.9          Securities Purchase         Section 7.1(c)
                                                                      Agreement
  Exercise Options                            Recitals             Seller(s)                   Preamble
  Existing Class A Common Stock               Recitals
  Existing Class B Common Stock               Recitals
  Existing Option Plan                        Recitals             Sellers' Representative     Preamble
  Fee                                         Section 6.11         Solvency Opinion            Section 7.1(c)
                                                                   Taxes                       Section 3.11(a)
  Filing(s)                                   Section 6.7          Time-Vested Options         Recitals
  Harvest Fee                                 Section 6.11(a)      Transaction Dividend        Section 6.13(a)
  Harvest Management Agreement                Section 6.13(c)(ii)  Transaction Fees Opinion    Section 7.1(c)
  Hazardous Materials                         Section 3.15(b)      Unaudited Company Balance   Section 3.5(c)
                                                                      Sheet
  Holdings                                    Section 6.13(a)      Unaudited Company Balance   Section 3.5(c)
                                                                      Sheet Date
                                                                   Unexercised Company         Recitals
                                                                      Options
  Holdings Certificate of Designations        Section 6.13(a)      Voting Preferred Stock      Recitals
  Holdings Charter                            Section 6.13(a)      Withholding Amount          Section 6.13(b)

                            Stock Purchase Agreement

          Section 1.3. Construction. In this Agreement, unless the context otherwise requires:

          (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication, but shall not refer to email or other electronic communication;

          (b) the phrases "delivered" or "made available", when used in this Agreement, shall mean that the information referred to has been physically or electronically delivered to the relevant parties (including, in the case of "made available" to Purchaser, material that has been posted, retained and thereby made available to Purchaser throughout the period commencing on October 4, 2004 through the Closing Date through the on-line "virtual data room" established by the Company through Citigroup);

          (c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

          (d) references to Articles, Sections, Exhibits, the preamble and recitals are references to articles, sections, exhibits, the preamble and recitals of this Agreement, and the descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;

          (e) reference to "day" or "days" are to calendar days;

          (f) references to "the date hereof" shall mean as of the date of this Agreement;

          (g) the words "hereof", "herein", "hereto" and "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement;

          (h) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (i) "include", "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import; and

          (j) references to dollars or "$" are to United States of America dollars.

          Section 1.4. Exhibits and Disclosure Letters. The Exhibits and the Company Disclosure Letter to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

                            Stock Purchase Agreement

          Section 1.5. Knowledge. When any representation, warranty, covenant or agreement contained in this Agreement is expressly qualified by reference to the "Knowledge of the Company" or words of similar import, it shall mean the actual knowledge of the individuals set forth in Section 1.5 of the disclosure letter delivered by the Company to Purchaser upon or prior to entering into this Agreement (the "Company Disclosure Letter").


                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK

          Section 2.1. Purchase and Sale of Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign and transfer to the Purchasers, and the Purchasers shall purchase and acquire from each Seller all of the shares of Preferred Stock owned by such Seller as of the Closing (as set forth opposite the name of such Seller in the fourth and fifth columns of Schedule I hereto) with the aggregate number of shares to be purchased by each such Purchaser as set forth on Schedule II hereto.

          Section 2.2. Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the purchase and sale of the Preferred Stock contemplated by Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036-2787, as soon as practicable, but in any event within three (3) Business Days after the last of the conditions set forth in Article VII shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions at the Closing), or at such other date, time or place as Sellers' Representative and the Purchasers shall agree in writing. The date on which the Closing occurs is herein referred to as the "Closing Date".

          Section 2.3. Payment of Purchase Price; Delivery of Shares of Preferred Stock.

          (a) The Company shall deliver to the Purchasers the Net Debt Certificate two Business Days prior to the Closing Date.

          (b) At the Closing, in full consideration for the purchase by the Purchasers of the shares of Preferred Stock to be purchased from each Seller, the Purchasers shall pay the Purchase Price to Sellers' Representative on behalf of the Sellers (for the ratable benefit of each Seller in accordance with its Applicable Seller Percentage) by wire transfer of immediately available funds to the account of Sellers' Representative designated in writing to the Purchasers at least two (2) Business Days prior to the Closing Date.

          (c) At the Closing, each Seller shall deliver to the Purchaser I, on behalf of all Purchasers (and each Purchaser hereby agrees that such delivery to Purchaser I shall constitute delivery to such Purchaser of its applicable number of shares of Preferred Stock), all certificates representing the shares of Preferred Stock owned by such Seller, each duly endorsed in blank or accompanied by either stock powers duly executed in blank by such Seller or such other

                            Stock Purchase Agreement
instruments of transfer as are reasonably acceptable to the Purchasers, with all necessary transfer tax and other revenue stamps, affixed and canceled.

          (d) At the Closing, Sellers' Representative shall pay to each Seller, by wire transfer of immediately available funds to the account of such Seller designated in writing to Sellers' Representative at least two Business Days prior to the Closing Date, an amount equal to the Purchase Price multiplied by such Seller's Applicable Seller Percentage.

          (e) Upon the surrender by Purchaser I to the Company of the certificates representing the shares of Preferred Stock delivered to Purchaser I pursuant to Section 2.3(c), the Company shall, at the Closing, (i) cause such certificates to be duly canceled, (ii) deliver to the Purchasers one or more certificate(s), issued in the names of the Purchasers and representing, in the aggregate, the number of shares of Preferred Stock purchased by each Purchaser pursuant to Section 2.3(b), as set forth in Schedule II hereto and (iii) cause the books and records of the Company to reflect the record ownership by each Purchaser of such shares of Preferred Stock.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 3. The Company hereby represents and warrants to the Purchasers (and, solely with respect to the representations and warranties contained in Sections 3.1, 3.2 and 3.4, to the Sellers), except (a) as set forth in the Company Disclosure Letter or (b) as disclosed in any Commission Filings filed or amended prior to the date hereof, if the applicability of any such disclosure in the Commission Filings to the subject matter of any representation and warranty contained in this Article III is reasonably apparent, as follows:

          Section 3.1. Due Organization, Good Standing and Corporate Power. Each of the Company and its Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such Person has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing does not have a Material Adverse Effect on the Company. The Company has made available to Purchasers prior to the date hereof complete and correct copies of the Company's certificate of incorporation and the Company's By-laws and the comparable governing documents of each of its Significant Subsidiaries, in each case, as amended and in full force and effect as of the date hereof.

          Section 3.2. Authorization; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by the Company, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document

                            Stock Purchase Agreement
to be executed and delivered by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board and, except as contemplated by Section 6.12, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by the Company, when delivered in accordance with the terms hereof, will be, duly executed and delivered by the Company and, assuming that this Agreement and each other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Except as set forth in Section 3.2 of the Company Disclosure Letter, the execution and delivery and performance of this Agreement by the Company do not, and the execution and delivery and performance by the Company of each other Transaction Document to be executed and delivered by the Company, will not (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of the Company or any of its Significant Subsidiaries, in each case, as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under (with or without notice or lapse of time, or both), any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company, any of its Significant Subsidiaries or any of their respective assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in
Section 3.4, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.3. Capital Stock. (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 2,500,000 shares of Existing Class A Common Stock, (ii) 2,500,000 shares of Existing Class B Common Stock and (iii) 3,000,000 shares of the 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share. As of the date hereof, (w) 1,672,352 shares of Existing Class A Common Stock are issued and outstanding, (x) 19,118 shares of Existing Class B Common Stock are issued and outstanding, (y) no shares of Preferred Stock are issued and outstanding and (z) 422,549 shares of Existing Class A Common Stock are subject to issuance upon exercise of Exercise Options. All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 3.3, as of the date hereof, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. Except as described in this Section 3.3, as set forth in Section
3.3 of the Company Disclosure Letter or as contemplated by this Agreement, the Company is not party to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which obligates the Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company.

                            Stock Purchase Agreement

          (b) Immediately after the Reclassification, the shares of Class B Common Stock and the shares of Preferred Stock held by each Seller will be duly authorized, validly issued, fully-paid and nonassessable. The shares of Preferred Stock that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of the Charter Amendment and this Agreement, and the shares of Class A Common Stock, when issued upon the conversion of the Preferred Stock in accordance with the terms of the Company Certificate of Designations, will be duly authorized, validly issued, fully-paid, and nonassessable.

          (c) After giving effect to the transactions contemplated by this Agreement and the Restructuring Agreement, assuming that the Holdings Charter and the Holdings Certificate of Designations are accepted for filing by the Secretary of State of the State of Delaware, and upon the exercise by each Option Exercise Seller of all of his or her Exercise Options, the authorized, issued and outstanding equity capitalization of Holdings at the Closing will be as set forth on Schedule I.

          Section 3.4. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other third party is required with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery by the Company of this Agreement or any other Transaction Document to be executed and delivered by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of the Securities Act and the Exchange Act, (b) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws, (c) those set forth in Section 3.4 of the Company Disclosure Letter and (d) any other consents, filings, authorizations or approvals which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.5. Company Reports and Financial Statements. (a) Since May 17, 2004, AMI has filed all material forms, reports, schedules, statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the Exchange Act as in effect on the dates of such filings and the rules and regulations of the Commission thereunder in effect on such dates and applicable to such filings (such forms, reports, schedules, statements and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein), in each case, as amended, being hereinafter referred to as the "Commission Filings"), and, as of their respective dates, the Commission Filings complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, except to the extent superceded or amended by a Commission Filing filed subsequently but prior to the date hereof. The Commission Filings do not, as of the date of the effectiveness of the Registration Statement on Form S-4 filed with the Commission on May 14, 2004 and as of the date of filing in the case of any other Commission Filings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as set forth in or amended by a subsequent Commission Filing.

                            Stock Purchase Agreement

          (b) Each of the consolidated financial statements of AMI contained in the Commission Filings have been prepared in accordance with GAAP (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) in the case of unaudited quarterly financial statements, as permitted by the rules and regulations of the Commission) and present fairly, in all material respects, the consolidated financial position of AMI as of the dates thereof and the consolidated results of its operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustment).

          (c) The Company has heretofore delivered or caused to be delivered to Purchasers (i) the audited consolidated balance sheet of AMHI and its Subsidiaries as at January 3, 2004, and the related audited combined statements of operations, shareholders' equity and cash flows for the fiscal year then ended, all certified by the auditors, (ii) the unaudited consolidated balance sheet of AMHI and its Subsidiaries as at October 2, 2004 and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine (9) month period then ended (the unaudited consolidated balance sheet of AMHI and its Subsidiaries as at October 2, 2004 (the "Unaudited Company Balance Sheet Date") is hereinafter referred to as the "Unaudited Company Balance Sheet") and (iii)(x) the unaudited balance sheet of the Company as at October 2, 2004 and (y) the related unaudited statements of operations, shareholders' equity and cash flows for the nine (9) month period then ended on a pro forma basis. The financial statements referred to in this clause (c) (other than the financial statements referred to in subclause (iii)(y) of this clause (c)), including the footnotes thereto, except as described therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated and present in all material respects the consolidated financial position and consolidated results of operation of AMHI and its Subsidiaries or the Company, as the case may be, as of the dates and for the periods indicated (except, in the case of the unaudited financial statements, for the absence of notes thereto and subject to year-end adjustments and otherwise described therein).

          Section 3.6. Absence of Certain Changes; Undisclosed Liabilities. (a) Since the Unaudited Company Balance Sheet Date, (i) the businesses of the Company and each of its Significant Subsidiaries have been conducted in all material respects in the ordinary course and (ii) except as set forth in Section
3.6 of the Company Disclosure Letter, neither the Company nor any of its Significant Subsidiaries have:

          (A) materially increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business;

          (B) acquired any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entered into any contract, letter of intent or similar arrangement with respect to the foregoing;

          (C) changed their accounting principles, practices or methods except as required by Law or GAAP;

                            Stock Purchase Agreement

          (D) made any material Tax election or settlement and/or compromise of any material Tax liability or incurred any material liability for Taxes other than in the ordinary course of business or filing of a claim for refund of an amount of Taxes; or

          (E) incurred any material liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed on the Unaudited Company Balance Sheet, (ii) liabilities that would not be required under GAAP to be reflected on the Unaudited Company Balance Sheet or in the footnotes thereto, (iii) liabilities incurred in connection with the performance of the Transaction Documents and (iv) liabilities incurred in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries.

          (b) Since January 3, 2004, there has not been a Material Adverse Effect on the Company.

          Section 3.7. Compliance with Laws. (a) The operations of the Company and its Significant Subsidiaries are not being conducted in violation of any Law or Order applicable to the Company or its Significant Subsidiaries, except for violations that do not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) The Company and its Significant Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and/or its Significant Subsidiaries as now conducted, except to the extent that any such failure to hold Permits or any such default does not have, individually or in the aggregate, a Material Adverse Effect on the Company. As of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to Knowledge of the Company, threatened in writing, except where the suspension or cancellation of any of the Permits, individually or in the aggregate, does not have a Material Adverse Effect on the Company.

          Section 3.8. Litigation. Except as set forth in Section 3.8 of the Company Disclosure Letter, as of the date of this Agreement, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding (or to the Knowledge of the Company, any investigation) by or before any Governmental Entity, pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.9. Employee Benefit Plans. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material benefit, severance, termination, retention, change in control, employment, stock option, stock purchase and stock-based or compensation plan, program or arrangement maintained by the Company and/or any of its Significant Subsidiaries, or to which the Company and/or any of its Significant Subsidiaries contributes (or has an obligation to contribute) or is a party (collectively, the "Employee Benefit Plans") is listed in Section 3.9 of the Company Disclosure Letter. Except as set forth in Section 3.9 of the Company Disclosure Letter: (a) each Employee Benefit Plan (other than any Employee Benefit Plan that is a

                            Stock Purchase Agreement

"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) is in material compliance with applicable Law and has been administered and operated in all material respects in accordance with its terms; (b) each Employee Benefit Plan (other than any Multiemployer Plan) which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received, or has timely requested, a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination; (c) no Employee Benefit Plan covered by Title IV of ERISA (other than any Multiemployer Plan) has been terminated and no proceedings have been instituted to terminate or appoint a trustee to administer any such plan; (d) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan covered by Title IV of ERISA (other than any Multiemployer Plan), other than with respect to the transactions contemplated by this Agreement; (e) no Employee Benefit Plan (other than any Multiemployer Plan) subject to Section 412 of the Code or
Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA; (f) neither the Company nor any of its Significant Subsidiaries, nor, to the Knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that would reasonably be expected to result in the imposition of a penalty pursuant to
Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code, which would result in a material liability of the Company; (g) the Company and its Significant Subsidiaries have made all contributions to each Multiemployer Plan required by the terms of each such Multiemployer Plan or any applicable collectively bargained agreement; (h) neither the Company nor any of its Significant Subsidiaries has, to the Knowledge of the Company, incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA to any Multiemployer Plan; (i) no claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such denied claims), which would result in a material liability of the Company; (j) all contributions required to be made as of the date of this Agreement to the Employee Benefit Plans have been made or provided for; (k) there are no pending, nor has Company or any Significant Subsidiary received, written notice of any threatened, audits, investigations or administrative proceedings against or otherwise involving any of the Employee Benefit Plans (other than routine claims for benefits that could not, individually, or in the aggregate, reasonably be expected to result in a material liability of the Company or a Significant Subsidiary); (l) the number of employees for which Company and its Significant Subsidiaries contribute to Multiemployer Plans does not exceed 100 employees as of the date of this Agreement, and the aggregate contributions of the Company and its Significant Subsidiaries to all such Multiemployer Plans for the calendar year 2003 did not exceed $200,000; (m) the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the payment or acceleration of any benefits or amounts under any Employee Benefit Plan; (n) except for continuation health coverage required under applicable law, the Company and its Significant Subsidiaries have no present or future obligation to make any material payment to or under any "employee welfare plan" (as defined in Section 3(1) of ERISA) which provides benefits to retirees or to otherwise provide post-employment or

                            Stock Purchase Agreement
retiree health, life insurance or other welfare benefits; and (o) there has been no partial wind-up of any Canadian pension plan that could subject the Company, any of its Subsidiaries or any such plan to material liability.

          Section 3.10. Labor Matters. As of the date of this Agreement, except as set forth in Section 3.10 of the Company Disclosure Letter, no employee of the Company nor any of its Significant Subsidiaries is represented by any union or any collective bargaining agreement. As of the date of this Agreement, no labor organization and, to the Knowledge of the Company, no group of employees of the Company or any of its Significant Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except for such matters which do not have, individually or in the aggregate, a Material Adverse Effect on the Company, as of the date of this Agreement, there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Company, threatened against the Company or its Significant Subsidiaries relating to their respective businesses.

          Section 3.11. Taxes. (a) Tax Returns. The Company and each of its Significant Subsidiaries has filed or caused to be filed, or shall file or cause to be filed all material returns, statements, forms and reports (including amendments thereto) for Taxes (the "Returns") that are required to be filed by, or with respect to, the Company and its Significant Subsidiaries on or prior to the Closing Date (taking into account any applicable extension of time within which to file). "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

          (b) Payment of Taxes. All material Taxes and material Tax liabilities of the Company and its Significant Subsidiaries that are due and payable on or prior to the Closing Date have been (or will be) paid on or prior to the Closing Date or accrued on the books and records of the Company and its Significant Subsidiaries in accordance with GAAP.

          (c) Other Tax Matters. Except as set forth in Section 3.11(c) of the Company Disclosure Letter:

          (i) neither the Company nor any of its Significant Subsidiaries is currently the subject of an audit or other examination (or has, to the Knowledge of the Company, received written notice of any threatened audit or examination) of Taxes by the tax authorities of any nation, state or locality nor has the Company or any of its Significant Subsidiaries received any written notices from any taxing authority relating to any issue which could materially affect the Tax liability of such Company or any of its Significant Subsidiaries;

                            Stock Purchase Agreement

          (ii) neither the Company nor any of its Significant Subsidiaries has
     (A) entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes of the Company or any of its Significant Subsidiaries that has not expired or (B) is presently contesting the material Tax liability of the Company or any of its Significant Subsidiaries before any court, tribunal or agency;

          (iii) all material Taxes that the Company or any of its Significant Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable;

          (iv) the Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code;

          (v) neither the Company nor any of its Significant Subsidiaries has taken any reporting position on a Tax Return, which reporting position (a) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Tax law), and (b) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or similar provision of state, local or foreign Tax law); and

          (vi) neither the Company nor any of its Significant Subsidiaries has any liability for Taxes of any person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income Tax Returns of which the Company is the common parent) under Treasury Regulation ss. 1.1502-6 (or similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

          Section 3.12. Intellectual Property. (a) Section 3.12(a) of the Company Disclosure Letter sets forth an accurate and complete list of all registered trademarks and registered servicemarks, patents, and registered copyrights, and any pending applications to register any of the foregoing (including any pending patent applications), owned (in whole or in part) by the Company or any of its Significant Subsidiaries (including registered copyrights that are exclusively licensed from third parties), identifying for each whether it is owned by or, in the case of registered copyrights, exclusively licensed to the Company or the relevant Significant Subsidiary (the Intellectual Property required to be listed in Section 3.12(a) of the Disclosure Schedule being referred to as the "Registered IP"). Except as set forth in Section 3.12(a) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, no Registered IP is or has been involved in any interference, reissue, reexamination, opposition or cancellation proceeding.

                            Stock Purchase Agreement

          (b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter or as does not have a Material Adverse Effect on the Company, the Company or one of its Significant Subsidiaries owns or possesses adequate licenses or other valid rights to use, free and clear of any and all liens, security interests, charges, pledges, encumbrances, restrictions or other adverse claims or interests of any kind or nature ("Liens"), all Registered IP and all other material Intellectual Property used in the business of the Company or any of its Significant Subsidiaries, which constitutes all of the material Intellectual Property that is necessary for the conduct of the Company's or its Significant Subsidiaries' businesses as currently conducted.

          (c) Except as set forth in Section 3.12(c) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Significant Subsidiaries has received any written notice or written claim challenging the ownership, use, validity or enforceability of any Registered IP or of any other material Intellectual Property used by the Company or any of its Significant Subsidiaries.

          (d) Except as set forth in Section 3.12 of the Company Disclosure Letter, each of the Company and its Significant Subsidiaries has taken commercially reasonable steps to (i) protect its rights in its material Intellectual Property and (ii) maintain the confidentiality of all information that constitutes a material trade secret of the Company or any such Significant Subsidiary.

          (e) Except as does not have a Material Adverse Effect on the Company,
(i) the Registered IP is valid and subsisting and, to the Knowledge of the Company, enforceable and (ii) the Company has not taken any action or failed to take any action that reasonably would be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Registered IP.

          (f) Except as does not have a Material Adverse Effect on the Company, the operation of the business of the Company and its Significant Subsidiaries, has not infringed upon or misappropriated any Intellectual Property of any Third Party, and neither the Company nor any of its Significant Subsidiaries has received any written notice or written claim asserting that any such infringement or misappropriation is or may be occurring or has or may have occurred. To the Knowledge of the Company, no Third Party is misappropriating or infringing any Intellectual Property owned by or exclusively licensed to the Company or any of its Significant Subsidiaries, which misappropriation or infringement has a Material Adverse Effect on the Company.

          (g) Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any of its Significant Subsidiaries has granted any exclusive license with respect to any material Intellectual Property owned by such Person.

          Section 3.13. Broker's or Finder's Fee. Except for (i) the fees of Citigroup Global Markets Inc. ("Citigroup") (whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm) and (ii) the fees payable to Harvest pursuant to Section 6.11(a) and (iii) the fees payable to Purchaser pursuant to Section 6.11(b), no agent, broker, Person or firm acting on behalf of the Company is, or shall be, entitled to any

                            Stock Purchase Agreement
broker's fees, finder's fees or commissions from the Company or any of its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

          Section 3.14. Certain Contracts and Arrangements. (a) As of the date hereof, other than those Contracts that are set forth in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any legally enforceable contracts, agreements, arrangements or instruments ("Contracts") of the following nature (collectively, the "Material Contracts"):

          (i) Contracts that are required to be filed as an exhibit to a Commission Filing (including Contracts in existence on the date of this Agreement that would be required to be filed as an exhibit to future filings with the Commission under the Exchange Act);

          (ii) Contracts outside the ordinary course of business involving payments by or to the Company or any Subsidiary of more than $500,000 in the year ending December 31, 2004 or in any 12-month period after the date hereof;

          (iii) Contracts that materially restrain, limit or impede the Company's or its Significant Subsidiaries' ability to compete with or conduct any business or line of business; and

          (iv) any contract for the employment of any officer, employee or consultant (other than any contract which is terminable without liability upon notice of 180 days or less), or any contract of employment with a former officer, employee or consultant, pursuant to which, in any case, payments in excess of $100,000 in any twelve month period are required to be made by the Company or any Subsidiary after the date hereof.

          (b) Except as does not have a Material Adverse Effect on the Company,
(i) each of the Material Contracts is in full force and effect and (ii) neither the Company nor any of its Significant Subsidiaries is in breach of or default under any Material Contract. For all purposes of this Agreement, any collective bargaining agreement to which the Company or any of its Significant Subsidiaries is a party shall not be deemed to be a "Material Contract".

          Section 3.15. Environmental Laws and Regulations. (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company and its Significant Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Permits required of them under such Environmental Laws, (ii) there are no suits, actions, claims or proceedings pending, or, to the Knowledge of the Company, threatened against the Company or its Significant Subsidiaries, any Company Property or any Person whose liability for such matters the Company may have retained or assumed either contractually or by law under any Environmental Law and (iii) other than as set forth in Section 3.15(a) of the Company Disclosure Letter, there are no facts, circumstances or conditions relating to the past or present business or operations of the Company or its Significant Subsidiaries, to any Company Property or to any Person whose liability for such matters the Company may have retained or assumed either contractually or by

                            Stock Purchase Agreement
law, including, without limitation, any manufacture, use, transport, treatment, storage, disposal, release, or threatened release of Hazardous Materials, that could give rise to any claim under any Environmental Law.

          (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Company Property" shall mean any real property and improvements thereon currently owned, leased or operated by the Company or its Significant Subsidiaries, (ii) "Environmental Law" shall mean any Law, Order or other requirement of Law, including any principle of common law, relating to the protection of human health or the environment, including but not limited to Laws regarding the manufacture, use, transport, treatment, storage, disposal, release or threatened release of Hazardous Materials; and (iii) "Hazardous Materials" shall mean any solid waste, hazardous waste, pollutant, hazardous substance, toxic substance, petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic under such Law, Order or other requirement of any Environmental Law.

          (c) The consummation of the transactions contemplated by this Agreement does not require any approvals under the New Jersey Industrial Site Recovery Act.

          (d) The representations and warranties in this Section 3.15 are the sole and exclusive representations and warranties of the Company concerning environmental matters.

          Section 3.16 Insurance. The Company and its Significant Subsidiaries maintain insurance policies of the type and in such amounts as the Company reasonably believes is appropriate for the conduct of the business or the ownership and operation of the assets of Company and its Significant Subsidiaries. All such insurance policies are in full force and effect in all material respects. Neither Company nor any Significant Subsidiary has received any written notice of cancellation or modification in coverage amounts of any such insurance policies.

          Section 3.17. Restricted Payments. As of the Closing Date, Restricted Payments (as such term is defined in the AMI Indenture) in an aggregate amount of $41,100,000 may be paid under Section 4.04(a)(3) of the AMI Indenture and no Restricted Payments (as so defined) have been made under Section 4.04(b)(9) of the AMI Indenture. After giving effect to the Amended and Restated Senior Credit Agreement permitting such payments to be made, as of the Closing Date, Restricted Payments (as such term is defined in the Company Indenture) in an aggregate amount of $42,300,000 may be paid under Section 4.04(a)(3) of the Company Indenture and no Restricted Payments (as so defined) have been made under Section 4.04(b)(6) of the Company Indenture.

          Section 3.18 Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS ARTICLE III ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES, INCLUDING THE ASSETS OF EACH OF THEM. THE COMPANY HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF OR ANY OF ITS SUBSIDIARIES. THE COMPANY IS NOT, DIRECTLY OR INDIRECTLY, MAKING ANY

                            Stock Purchase Agreement

REPRESENTATIONS OR WARRANTIES REGARDING ANY PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

          Section 4. Each Seller hereby severally (as to such Seller only and not jointly) represents and warrants to the Purchasers as follows:

          Section 4.1. Due Organization, Good Standing and Corporate Power. Such Seller is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, organized).

          Section 4.2. Authorization; Noncontravention. Such Seller has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by such Seller, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document to be executed and delivered by such Seller, and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action (corporate or otherwise) on the part of such Seller, and no other action (corporate or otherwise) on the part of such Seller is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by such Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by such Seller, when delivered in accordance with the terms hereof, will be, duly executed and delivered by such Seller and, assuming that this Agreement and each such other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery and performance of this Agreement by such Seller do not, and the execution and delivery and performance by such Seller of each other Transaction Document to be executed and delivered by such Seller will not, (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of such Seller, as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under, any material Contract to which such Seller is a party or by which such Seller or any of its assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 4.3, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on such Seller.

                            Stock Purchase Agreement

          Section 4.3. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other Third Party, is required with respect to such Seller in connection with the execution and delivery by such Seller of this Agreement and each other Transaction Document to be executed and delivered by such Seller or the consummation by such Seller of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of the Securities Act and the Exchange Act, (b) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws and
(c) any other consents, filings, authorizations or approvals which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on such Seller.

          Section 4.4. Ownership and Title. As of the date hereof, such Seller is the record and beneficial owner of the number of shares of Class A Common Stock and Class B Common Stock set forth opposite the name of such Seller in the second column of Schedule I hereto, and has good title to such shares, free and clear of any Liens.

          Section 4.5. Litigation. As of the date of this Agreement, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before any Governmental Entity, pending, or, to the knowledge of such Seller, threatened, against or affecting such Seller or any of its properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on such Seller.

          Section 4.6. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of such Seller is, or shall be, entitled to any broker's fees, finder's fees or commissions for which the Company or Purchaser may be liable in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.7. Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY EACH SELLER IN THIS ARTICLE IV ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY SUCH SELLER. EACH SELLER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF, THE COMPANY OR ANY OF THE COMPANY'S SUBSIDIARIES.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Section 5. Each Purchaser hereby severally (and not jointly) represents and warrants to each Seller and the Company as follows:

          Section 5.1. Due Organization, Good Standing and Corporate Power. Each Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its

                            Stock Purchase Agreement
business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed and in good standing does not have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.2. Authorization; Noncontravention. Each Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by such Purchaser, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document to be executed and delivered by each Purchaser, and the consummation by each Purchaser of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action (corporate or otherwise) on the part of Purchaser, and no other action (corporate or otherwise) on the part of such Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by such Purchaser, when delivered in accordance with the terms hereof, will be, duly executed and delivered by Purchaser and, assuming that this Agreement and each such other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery and performance of this Agreement by such Purchaser do not, and the execution and delivery and performance by such Purchaser of each other Transaction Document to be executed and delivered by such Purchaser will not, (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of such Purchaser , as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under, any material Contract to which such Purchaser is a party or by which such Purchaser or any of its assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 5.3, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.3. Consents and Approvals. No Consent or Filing of or with any Governmental Entity or any other Third Party is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement and each other Transaction Document to be executed and delivered by Purchaser or the consummation by Purchaser of any of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws and
(b) any other consents, filings, approvals, authorizations or notices which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.4. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of the Purchasers is or shall be entitled to any fee, commission or broker's or finder's fees

                            Stock Purchase Agreement
in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto, other than the fees payable by AMI to an Affiliate of the Purchasers pursuant to Section 6.11(b).

          Section 5.5. Funds. At the Closing, the Purchasers will have cash on hand in an aggregate amount sufficient to enable the Purchasers to timely perform their obligations hereunder, including to pay the Purchase Price at the Closing pursuant to Section 2.3.

          Section 5.6. Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before any Governmental Entity pending or, to the knowledge of each Purchaser, threatened, against or affecting such Purchaser or any of its properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on such Purchaser.

          Section 5.7. Investment Intent. (a) Each Purchaser is acquiring the shares of Preferred Stock hereunder for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling any shares of Preferred Stock (or any shares of Common Stock into which such Preferred Stock may be convertible) in violation of the federal securities Laws or any applicable foreign or state securities Law.

          (b) Each Purchaser qualifies as an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

          (c) Each Purchaser understands that the shares of Preferred Stock to be acquired by it pursuant to the terms of this Agreement (and any shares of Common Stock into which such Preferred Stock may be convertible) involve substantial risk. Each Purchaser is a highly sophisticated investor, and it and its officers have substantial and sufficient experience in financial, tax and business matters and in making investments of the type contemplated by this Agreement (including investments in securities and equity interests of companies such as the Company and its Subsidiaries) that such Purchaser is capable of evaluating the merits and risks of acquiring the shares of Preferred Stock to be acquired by such Purchaser hereunder (and any shares of Common Stock into which such Preferred Stock may be convertible). Each Purchaser can afford to bear the economic risk of its investment in such shares of Preferred Stock (and any shares of Common Stock into which such Preferred Stock may be convertible), including a complete loss of the value of such investment, and acknowledges that it may be required to bear such risk for an indefinite period of time.

          (d) Each Purchaser acknowledges and understands that the shares of Preferred Stock to be acquired by it pursuant to this Agreement (and any shares of Common Stock into which such Preferred Stock may be convertible) (i) have not been registered under the Securities Act and (ii) may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

                            Stock Purchase Agreement

          (e) Each Purchaser acknowledges that the offer and sale of the shares of Preferred Stock to be acquired by it in the transactions contemplated hereby have not been accomplished by the publication of any advertisement.

          Section 5.8. No Outside Reliance. Each Purchaser acknowledges and agrees that it has not relied and is not relying upon any statement or representation (including, without limitation, any statement or representation regarding internal projections that may have been made to the Purchasers or their Affiliates) not made in this Agreement or any Schedule hereto or any certificate or document required to be provided by the Company or any of the Sellers pursuant to this Agreement in entering into this Agreement. Each Purchaser acknowledges and agrees, to the fullest extent permitted by Law, that none of the Company, Sellers' Representative, any Seller, any of their respective Subsidiaries, or any of their respective directors, officers, employees, stockholders, partners, Affiliates, controlling Persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchasers or their respective directors, officers, employees, partners, Affiliates, controlling Persons, agents or representatives on any basis or theory of liability (including in contract or tort, under federal or state securities laws or otherwise) (other than for fraud) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Company provided to Purchasers, in materials furnished in the Company's data room, in presentations by the Company's management or otherwise), to Purchasers or their respective directors, officers, employees, Affiliates, controlling Persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to the Company insofar as the Company makes the specific representations and warranties set forth in Article III of this Agreement.

          Section 5.9. Purchaser Status. Each of the Purchasers has a different ultimate parent entity, as such term is defined by 16 C.F.R. ss. 801.1(3).

          Section 5.10. Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY PURCHASERS IN THIS ARTICLE V ARE THE EXCLUSIVE
REPRESENTATIONS AND WARRANTIES MADE BY EACH PURCHASER. EACH PURCHASER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1. Access to Information Concerning Properties and Records.
(a) During the period commencing on the date hereof and ending on the earlier of
(i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1, the Company shall, and shall cause each of its Significant Subsidiaries to, upon reasonable notice, afford the Purchasers and their employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Significant Subsidiaries and, during such period, the Company shall furnish promptly to the

                            Stock Purchase Agreement

Purchasers all information concerning its or its Significant Subsidiaries' business, properties and personnel as the Purchasers may reasonably request; provided, that the Company may restrict the foregoing access to the extent that in the reasonable judgment of the Company, any Law applicable to the Company requires it or its Significant Subsidiaries to restrict access to any of its business, properties, information or personnel; provided, further, that such access shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to provide any information or access that it reasonably believes could violate applicable Law, including Antitrust Laws, rules or regulations or the terms of any confidentiality agreement or cause forfeiture of attorney/client privilege.

          (b) Each Purchaser hereby agrees that it is not authorized to and shall not (and shall not permit any of its employees, counsel, accountants, consultants, financing sources and other authorized representatives to) contact any franchisee, supplier, distributor, or customer of the Company or any of its Subsidiaries prior to the Closing without the prior consent of the Company, which consent shall not be unreasonably withheld.

          Section 6.2. Confidentiality. Information obtained by the Purchasers and their respective employees, counsel, accountants, consultants, financing sources and other authorized representatives pursuant to Section 6.1 shall be subject to the provisions of the Confidentiality Agreement by and between Citigroup, as agent for the Company, and Purchaser, dated October 4, 2004 (the "Confidentiality Agreement"). The terms of the Confidentiality Agreement shall survive the termination of this Agreement and continue in full force and effect thereafter and the Confidentiality Agreement shall not be modified, waived or amended without the written consent of the Company.

          Section 6.3. Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as expressly permitted or required by this Agreement, during the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 8.1:

          (a) the Company and each of its Significant Subsidiaries shall conduct their respective operations in all material respects only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their current senior management as a group and maintain satisfactory relationships with any Person having significant business relationships with the Company or any of such Significant Subsidiaries; and

          (b) neither the Company nor any of its Significant Subsidiaries shall effect any of the following without the prior written consent of the Purchasers (such consent not to be unreasonably withheld, conditioned or delayed):

          (i) make any change in or amendment to its certificate of incorporation or its by-laws (or comparable governing documents), except for any amendment (including, without limitation, the Charter Amendment) required in

                            Stock Purchase Agreement
     connection with the performance by Company or a Significant Subsidiary of its obligations under this Agreement;

          (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other ownership interests, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or Contract with respect to the issuance or sale of, any shares of its capital stock or any other ownership interests except for the issuance by the Company of Option Exercise Shares pursuant to the terms of any Exercise Options;

          (iii) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities except for the acquisition of Options from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options and other than in accordance with the terms of this Agreement (including, without limitation, the Reclassification);

          (iv) except as contemplated by Section 6.13, acquire, make any dividend or distribution to, make any investment in, or make any capital contributions to, any Person, other than investments or capital contributions by the Company to any wholly-owned subsidiary of the Company or by any wholly-owned subsidiary of the Company to another wholly-owned subsidiary of the Company;

          (v) transfer, sell, lease, pledge or otherwise dispose of any of its properties or assets that are material to its business;

          (vi) amend in any material respect or terminate any Material Contract or enter into a Contract which, had it been entered into prior to the date hereof, would have been a Material Contract;

          (vii) (x) incur any indebtedness, other than short-term indebtedness or letters of credit incurred in the ordinary course of business or borrowings under existing credit facilities described in the Commission Filings or set forth in Section 3.14 of the Company Disclosure Letter or
     (y) make any loans or advances to any other Person, other than routine advances to employees consistent with past practice;

          (viii) grant or agree to grant to any officer, employee, director or consultant of the Company or any of its Significant Subsidiaries any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Employee Benefit Plans, except (w) as may be required under applicable Law, (x) pursuant to the Employee Benefit Plans or collective bargaining agreements of the Company or any of its Subsidiaries in effect on the date hereof, (y) in the ordinary

                            Stock Purchase Agreement
     course of business and consistent with past practice or (z) pursuant to employment, retention, change-of-control or similar type agreements existing as of the date hereof that are disclosed in the Company Disclosure Letter;

          (ix) make any material Tax election not required by law or settle or compromise any material Tax liability other than in the ordinary course of business;

          (x) other than in the ordinary course of business, (A) waive any rights of substantial value or (B) cancel or forgive any material indebtedness for borrowed money owed to the Company or any of its Significant Subsidiaries, other than indebtedness for borrowed money of the Company to a wholly-owned Subsidiary of the Company or indebtedness for borrowed money of a wholly-owned Subsidiary of the Company to the Company to another wholly-owned Subsidiary of the Company;

          (xi) except as may be required by the Commission or any Governmental Entity or under GAAP, make any material change in its methods, principles and practices of accounting, including tax accounting policies and procedures;

          (xii) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by Company and its Significant Subsidiaries in excess of, $250,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by Company and its Significant Subsidiaries in excess of, $1,000,000, in the aggregate, other than in accordance with the capital expenditure budgets of the Company provided in writing to the Purchasers prior to the date of this Agreement;

          (xiii) sell, pledge or dispose of any stock or other equity interest owned by it to any other person; or

          (xiv) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.3.

          Section 6.4. Commercially Reasonable Efforts. Except as otherwise set forth in Section 6.6, Section 6.7 and Section 8.1(b)(i), subject to the terms and conditions set forth herein, and to applicable requirements of Law, each Party shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII.

          Section 6.5. Exclusive Dealing. (a) During the period from the date of this Agreement until the earlier of (i) the date this Agreement is terminated in accordance with its terms and (ii) the Closing Date, the Company shall not, and shall cause its Affiliates and its and

                            Stock Purchase Agreement
their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents to refrain from taking any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchasers (and their Affiliates and representatives), concerning any purchase of any capital stock or any material asset of the Company or any of its Subsidiaries (other than in connection with the exercise of any Options outstanding on the date hereof) or any merger, recapitalization or similar transaction involving the Company or any of its Subsidiaries.

          (b) Immediately following the execution of this Agreement, the Company shall, and shall cause each of its Subsidiaries, and each of their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents to cease any existing discussions or negotiations with any Persons, other than Purchaser (and its Affiliates and representatives), concerning any purchase of any capital stock or any material asset of the Company or any of its Subsidiaries (other than in connection with the exercise of any Options outstanding on the date hereof) or any merger, recapitalization or similar transaction involving the Company or any of its Subsidiaries.

          Section 6.6. Antitrust Laws. (a) Each Party shall (i) take promptly all actions necessary to make any filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for information or documentary material received by it or any of its Affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

          (b) Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, in the context of this Section 6.6, "commercially reasonable efforts" shall include:

          (i) in the case of any Party, if such Party receives a formal request for additional information or documentary material from an Antitrust Authority, substantially complying with such formal request within sixty
     (60) days following the date of its receipt thereof; and

          (ii) in the case of the Company only, subject to Purchaser's compliance with clause (i) above, not frustrating or impeding Purchaser's strategy or negotiating positions with any Antitrust Authority.

          (c) Each Party shall promptly inform the other Parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby.

          Section 6.7. Other Consents. Subject to the terms and conditions contained herein and except as otherwise set forth in Section 6.6, each of Sellers (severally and not jointly)

                            Stock Purchase Agreement
and the Company shall, and shall cause their respective Subsidiaries to, cooperate and use their respective commercially reasonable efforts to (a) make, or cause to be made, all filings or notifications necessary, proper or advisable under applicable Law (each, a "Filing" and, collectively, the "Filings") and (b) obtain, prior to the Closing Date, all consents, waivers, approvals, authorizations, declarations, Orders or registrations (any of the foregoing, a "Consent") of any Governmental Entity or any other Third Party that are necessary for the consummation of the transactions contemplated by this Agreement (and which such Filings and Consents are set forth in Section 6.7 of the Company Disclosure Letter).

          Section 6.8. Public Announcements. The initial press release announcing the terms of this Agreement shall be a joint press release of the Purchasers and Sellers' Representative. Thereafter, the Parties each agree to
(i) consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, (ii) provide to each other Party for review a copy of any such press release or public statement and (iii) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior written consent of the other Parties to this Agreement, which shall not be unreasonably withheld, unless required by applicable Law.

          Section 6.9. Notification of Certain Matters. Purchasers, on the one hand, and Sellers' Representative, on the other hand, shall use their respective commercially reasonable efforts to promptly notify each other of (i) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the knowledge of Purchasers or the Knowledge of the Company, threatened against the Company or any of its Significant Subsidiaries or against the Purchasers or the Sellers, as the case may be, or (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VII not to be satisfied; provided, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any Party or the conditions to the obligations of any Party under this Agreement.

          Section 6.10. Certain Transactions. Without limiting the generality of
Section 6.4, the Purchasers shall not, and shall cause their Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to (a) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any Consents of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (b) significantly increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby, (c) significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (d) materially delay or prevent the consummation of the transactions contemplated hereby.

                            Stock Purchase Agreement

          Section 6.11. Fees. Immediately prior to, but subject to the satisfaction or waiver of each of the conditions to, the Closing, the Company shall cause AMI to pay:

          (a) to Harvest or its designee a fee of $4,875,000 (the "Harvest Fee"), of which (i) $3,984,150 shall be paid in cash on the Closing Date in immediately available funds by wire transfer to an account designated in writing to the Company by Harvest not later than two (2) Business Days prior to the Closing Date and (ii) $890,850 shall be paid by the issuance of a non-interest bearing promissory note of AMI for such aggregate principal amount in substantially the form attached hereto as Exhibit C (the "Harvest Promissory Note"); and

          (b) to a designee (or designees) of the Purchasers pursuant to the Investcorp Advisory Agreements, aggregate fees totaling $15,000,000.00 (the "Purchasers Fee"), of which (i) $12,258,923 shall be paid in cash on the Closing Date in immediately available funds by wire transfer to an account or accounts designated in writing to the Company by any Purchaser not later than two (2) Business Days prior to the Closing Date and (ii) $2,741,077 shall be paid by the issuance of a non-interest bearing promissory notes of AMI totaling $2,741,077 in aggregate principal amount, substantially in the form attached hereto as Exhibit D (the "Investcorp Promissory Note").

          Section 6.12. Charter Amendment. (a) The undersigned Sellers, constituting the holders of all of the outstanding shares of capital stock of the Company, acting by written consent in lieu of a meeting of such stockholders pursuant to Section 228 of the DGCL, hereby adopt and approve the Charter Amendment subject to (but automatically upon) the satisfaction or waiver of all of the conditions to the Closing hereunder, and hereby consent to the filing of the Charter Amendment with the Secretary of State of the State of Delaware immediately prior to the Closing. Immediately prior to the Closing, the Company shall cause a certificate pursuant to Section 242(b)(1) of the DGCL to be duly executed, acknowledged and filed with the Secretary State of the State of Delaware and, upon the effectiveness of the Charter Amendment, the Company shall take such other corporate actions as shall be necessary in order to reflect the record and beneficial ownership by each Seller of the number of shares of Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock, in each case as set forth opposite the name of such Seller on Schedule I hereto.

                            Stock Purchase Agreement

          (b) Each Seller hereby acknowledges and agrees that the number of shares of Voting Preferred Stock, Non-Voting Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock to be owned by each Seller upon the effectiveness of the Charter Amendment shall be as set forth on Schedule I hereto, and each Seller hereby consents to such allocation of the shares of Voting Preferred Stock, Non-Voting Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock, notwithstanding that such Seller may be allocated a lesser proportion of Voting Preferred Stock and Voting Class B Common Stock (or, as applicable, no Voting Preferred Stock or Voting Class B Common Stock), than is allocated to any other Seller. To the fullest extent permitted by Law, each Seller hereby waives any and all dissenters or appraisal rights in connection with the transactions contemplated by this Agreement, including any of the transactions described in Section 6.13 hereof.

          Section 6.13. Ancillary Documents and Transactions. (a) Prior to the Closing Date, the Sellers shall:

          (i) cause AMH Holdings II, Inc. ("Holdings") to file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of Holdings substantially in the form attached hereto as Exhibit E (the "Holdings Charter");

          (ii) cause to be filed with the Secretary of State of the State of Delaware a certificate of designations pursuant to Section 151(g) of the DGCL substantially in the form attached hereto as Exhibit F (the "Holdings Certificate of Designations");

          (iii) cause Holdings to declare, subject to the occurrence of the Closing hereunder and the consummation of the transactions contemplated by each Securities Purchase Agreement, a dividend in the aggregate amount of $96,406,123 (the "Transaction Dividend") on shares of the Class B Common Stock of Holdings (such shares to be issued, pursuant to the Restructuring Agreement, on a one-for-one basis in exchange for shares of Class B Common Stock);

          (iv) approve the vesting of the Exercise Options, provided, however that the vesting of the Exercise Options shall be subject to shareholder approval meeting the requirements of Section 280G(b)(5) of the Code; and

          (v) cause Holdings to pay bonuses to certain senior management employees of the Company in an aggregate amount equal to $22,000,000 (the "Management Bonuses"), provided, however, that payment of the Management Bonuses shall be subject to shareholder approval meeting the requirements of Section 280G(b)(5) of the Code and to the satisfaction or waiver of each of the conditions to the Closing, and shall be payable as provided in
     Section 6.13(b).

                            Stock Purchase Agreement

The Transaction Dividend shall be payable to holders of shares of Class B Common Stock of Holdings at the Closing as follows: (x) an aggregate amount of $62,693,623 (the "Transaction Dividend Cash Amount") shall be payable to each Seller in an amount of cash equal to the Transaction Dividend Cash Amount multiplied by such Seller's Applicable Seller Percentage and (y) an aggregate amount of $33,712,500 (the "Transaction Dividend Note Amount") shall be payable in the form of one or more non-interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit G (each a "Dividend Promissory Note") issued to each Seller in a principal amount equal to the Transaction Dividend Note Amount multiplied by such Seller's Applicable Seller Percentage.

          (b) Subject to Section 6.13(c) and to the satisfaction or waiver of each of the conditions to the Closing, (i) a portion of the Management Bonuses in an aggregate amount equal to $14,025,000 (the "Management Bonus Cash Amount") shall be paid by Holdings in cash immediately prior to the exercise by each Option Exercise Seller of all of his or her Exercise Options, (ii) a portion of the Management Bonuses in an aggregate principal amount equal to $3,954,753 shall be paid by the issuance of one or more non-interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit H (each a "Management Bonus Promissory Note") and (iii) a portion of the Management Bonuses in an aggregate principal amount equal to $4,020,247 shall be paid by the issuance of one or more interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit I (each a "Management Bonus Holdback Promissory Note").

          (c) Each Option Exercise Seller hereby directs Holdings to pay to the Company, upon the exercise of his or her Exercise Options, a portion of the Management Bonus payable to such Option Exercise Seller equal to the aggregate exercise price payable by such Option Exercise Seller to the Company upon the exercise of his or her Exercise Options. Each Option Exercise Seller further acknowledges and agrees that (i) any amount payable by Holdings or AMI in connection with the transactions contemplated by this Agreement to such Option Exercise Seller

                            Stock Purchase Agreement
will be reduced by the amount of any Taxes required to be withheld by Holdings or AMI in connection with the transaction contemplated by this Agreement (the "Withholding Amount") and (ii) to the extent that as of the Closing Date the Withholding Amount is insufficient to pay such Taxes, the Seller's Representative shall on the Closing Date deposit with Holdings or AMI, as the case may be, on behalf of such Option Exercise Seller, a portion of the Purchase Price payable to such Option Exercise Sellers in an aggregate amount equal to any remaining amount required to make such Tax payment. All amounts withheld pursuant to the preceding sentence shall be treated for all other purposes of this Agreement as if such amounts had been paid to, and received by, each Option Exercise Seller in accordance with the terms hereof, except that this sentence shall not apply to calculations of the available Restricted Payments Basket Amount.

          (d) At the Closing, the Parties shall:

          (i) cause Holdings to (w) enter into one or more Securities Purchase Agreements with the Note Purchasers, (x) duly adopt the AMH Holdings II, Inc. 2004 Stock Option Plan substantially in the form attached hereto as Exhibit J (the "Holdings Option Plan") (y) enter into an Option Award Agreement substantially in the form attached hereto as Exhibit K (each a "Closing Date Option Award Agreement") with each of the individuals identified on Schedule III hereto granting to each such individual, subject to the terms of each applicable Closing Date Option Award Agreement and of the Holdings Option Plan, options to purchase Class B Non-Voting Common Stock of Holdings in an aggregate amount for all such individuals equal to 10% of the outstanding shares of Class B Non-Voting Common Stock of Holdings and (z) pay the Transaction Dividend;

          (ii) cause AMI to enter into (w) the Amended and Restated Management Agreement between AMI and Harvest, substantially in the form attached hereto as Exhibit L (the "Harvest Management Agreement"), (x) the Agreement for Management Advisory, Strategic Planning and Consulting Services between AMI and Investcorp International Inc. ("III"), substantially in the form attached hereto as Exhibit M (the "Investcorp Management Advisory Agreement"), (y) the Financing Advisory Services between AMI and III, substantially in the form attached hereto as Exhibit N (the "Investcorp Financing Advisory Agreement") and (z) the M&A Advisory Services Agreement between AMI and III, substantially in the form attached hereto as Exhibit O (the "Investcorp M&A Advisory Agreement" and, collectively with the Investcorp Management Advisory Agreement and the Investcorp Financing Advisory Agreement, the "Investcorp Advisory Agreements"); and

          (iii) enter into (x) a Restructuring Agreement substantially in the form attached hereto as Exhibit P (the "Restructuring Agreement"), pursuant to which, on the terms and subject to the conditions set forth in the Restructuring Agreement, each Party shall contribute to Holdings all of the shares of Common Stock and Preferred Stock owned by such Party in exchange for shares of capital stock of Holdings established pursuant to the Holdings Charter and the Holdings Certificate of Designations and (y) a Stockholders Agreement among all stockholders of Holdings, substantially in the form attached hereto as Exhibit Q (the "Holdings Stockholders Agreement").

          (e) Without limiting the generality of the foregoing and of Sections
6.4 and 6.14, (i) each Party agrees to cause any of such Party's nominees to the Board of Directors of the

                            Stock Purchase Agreement

Company, Holdings or any other Person, as applicable, to vote at any meeting of such Board of Directors in favor of any of the actions to be taken by any such Person in furtherance of any of the transactions contemplated by Section 6.12(a) or this Section 6.13, (ii) following the Closing each Party shall cooperate and use its commercially reasonable efforts to take or cause to be taken all appropriate actions necessary or desirable to consummate and make effective each of the transactions contemplated by this Section 6.13 and (iii) each Seller hereby grants to Sellers' Representative an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take any action by written consent in lieu of such meeting, with respect to all shares of capital stock of the Company owned by such Seller, as determined by Sellers' Representative, in connection with any and all actions expressly permitted or required to be taken by the Company or its shareholders pursuant to this Agreement and subject to the terms and conditions set forth herein. Notwithstanding the foregoing, the Parties hereby acknowledge that (i) the representatives of the Purchasers who shall be appointed to the Board of Directors of Holdings at or shortly after the Closing shall not become members of the Board of Directors until after the Transaction Dividend has been declared and paid and (ii) the representatives of the Purchasers who shall be appointed to the Board of Directors of the Company, Associated Materials Holdings, Inc. and AMI at or shortly after the Closing will not take part in the consideration or approval of the Management Bonus or the payment of dividends that are used to fund payments under the Dividend Promissory Notes.

          (f) The Company shall use its commercially reasonable efforts to cause each Option Exercise Seller to become a party to this Agreement as a Seller by entering into a Joinder Agreement as promptly as practicable after the date hereof. In the event that any Option Exercise Seller shall have failed to enter into a Joinder Agreement prior to the Closing Date (each such Option Exercise Seller, a "Non-Joining Option Party"), (i) the Company shall cause the terms of the Company Option Plan and each applicable option award agreement with respect to the Exercise Options and any Unexercised Company Options held by each Non-Joining Option Party to be amended in order to provide that all such options shall be exercisable for shares of Class B Non-Voting Common Stock of Holdings and (ii) in lieu of the shares of Preferred Stock to be acquired by all Non-Joining Option Parties as contemplated by Section 2.1, each Seller (including each Option Exercise Seller who shall have become a party to this Agreement by entering into a Joinder Agreement prior to the Closing Date) shall sell to the Purchasers (and each purchaser hereby agrees to purchase from each Seller) at the Closing, such number of additional shares of Preferred Stock (on a pro rata basis as among all Sellers party to this Agreement, as will result in the Purchasers acquiring (x) an aggregate number of shares Voting Preferred Stock equal to the number of shares of Class B Voting Common Stock to be held by the Harvest Related Sellers as of immediately after the Closing and (y) an aggregate amount of 2,114,019 shares of Preferred Stock. The Parties agree to take such actions as may be necessary or desirable in order to give effect to the provisions of this Section 6.13(f), including by consenting to any necessary changes to the form of the Charter Amendment prior to its filing with the Secretary of State of the State of Delaware.

          (g) Each Option Exercise Seller hereby coveants and agrees to enter into, at the Closing, an agreement among the Option Exercise Sellers, Holdings and the Harvest Related Sellers, in form and substance reasonably satisfactory to the Sellers' Representative and the Purchasers, pursuant to which each Option Exercise Seller shall agree to (i) an automatic contribution to Holdings, immediately upon the exercise of any of such Option Exercise Seller's Unexercised Options, of all of the shares of Voting Common Stock of the Company issuable to such Option Exercise Seller upon such exercise in exchange for an equivalent number of shares of Class B Non-Voting Common Stock of Holdings and
(ii) immediately upon such contribution and exchange, deliver a joinder agreement pursuant to which such Option Exercise Seller's shall become parties to, and agree to be bound by all of the provisions of, the Holdings Stockholders Agreement.

          Section 6.14. Appointment of Sellers' Representative. (a) Each Seller hereby irrevocably appoints Sellers' Representative as its true and lawful attorney-in-fact, to act as its representative under this Agreement and, as such, to act as such Sellers' agent, to take such action on such Seller's behalf with respect to all actions expressly permitted or required by be taken by Sellers pursuant to this Agreement and subject to the terms and conditions set forth herein. Sellers' Representative hereby accepts its appointment as Sellers' Representative and the authorization set forth above. Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against Sellers' Representative.

          (b) Without limiting the generality of Section 6.14(a), each Seller hereby grants to Sellers' Representative, the right, power and authority to take all actions on behalf of the Sellers as expressly provided in this Agreement, including, but not limited to, (i) waiving (or deeming to be satisfied) any of the conditions contained in Article VII to the obligations of the Sellers under

                            Stock Purchase Agreement
this Agreement, (ii) accepting delivery of the Purchase Price at the Closing on behalf of the Sellers, (iii) acting on behalf of such Seller in connection with any dispute or proceeding related to this Agreement, and (iv) making all other decisions and taking all other actions on behalf of the Sellers as provided in this Agreement, each of which decisions and actions shall be binding upon the Sellers.

          (c) The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished in writing to it by any Seller or any Purchaser, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by it. As against any other Seller, Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of such Sellers as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Sellers appointing it, severally according to their respective Applicable Seller Percentages, against any and all liability and expense that the Sellers' Representative may incur by reason of taking or continuing to take any such action.

          (d) Sellers' Representative shall be entitled to retain counsel and to incur such expenses as Sellers' Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Sellers' Representative shall be borne (severally and not jointly) by the Sellers pro rata according to their respective Applicable Seller Percentages; provided, that the aggregate amount of fees and expenses of the Sellers' Representative, in its capacity as such, for which Sellers shall be liable for reimbursement shall not exceed $100,000. Sellers' Representative shall have the right to deduct any reimbursement amounts payable to Sellers' Representative pursuant to this Section 6.14 from the payment of the applicable portion of the Purchase Price payable to each Seller pursuant to
Section 2.3(c).

          (e) Each Seller hereby agrees, severally and not jointly, to indemnify Sellers' Representative (in its capacity as such) against, and to hold Sellers' Representative (in its capacity as such) harmless from, any and all losses or liabilities of whatever kind which may at any time be imposed upon, incurred by or asserted against Sellers' Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement, the other Transaction Documents or in connection herewith or therewith in such capacity; provided, however, that (i) Sellers shall not be obligated to indemnify Sellers' Representative for any such actions or failures to act that constitute gross negligence or willful misconduct and (ii) and no Seller shall be obligated to reimburse Sellers' Representative pursuant to this
Section 6.14 in an aggregate amount exceeding the Purchase Price multiplied by such Seller's Applicable Seller Percentage.

          Section 6.15. Bonus Payments; Acceleration of Options. The Company agrees that (i) no change will be made to the compensation of any employee of the Company or any of its Subsidiaries and (ii) the vesting of any Option shall not be accelerated, in either case, in connection with the transactions contemplated by this Agreement, unless and until shareholder approval meeting the requirements of Section 280G(b)(5) of the Code and Treasury Regulation 1.280G-1 with respect to such change or such acceleration of the vesting of Options, as the case may be, is obtained. Within a reasonable period of time prior to seeking such shareholder approval, the Company will deliver to the Purchasers and their counsel for review and comment

                            Stock Purchase Agreement
a copy of (i) the consent form on which such approval will be obtained and (ii) the disclosure statement that will accompany such form.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by Section 2.1 are subject to the satisfaction, at or before the Closing, of each of the following conditions:

          (a) Injunctions; Illegality. The consummation of the transactions contemplated by this Agreement shall not have been restrained, enjoined or prohibited by any Order and there shall not have been any Law enacted, promulgated or deemed applicable to such transactions by any Governmental Entity that prohibits or materially restrains the consummation of such transactions.

          (b) Antitrust Laws; Similar Laws. Any applicable waiting period (or any extension thereof), filings or approvals under any applicable Antitrust Laws required to consummate the transactions contemplated by this Agreement under applicable Law shall have expired, been terminated, been made or been obtained.

          (c) Certain Financing Transactions. (i) the Senior Credit Agreement shall have been amended and restated in its entirety (the "Amended and Restated Senior Credit Agreement") and shall contain terms and conditions consistent with the terms and conditions set forth in the commitment letter attached hereto as Exhibit R, and the Administrative Agent under the Amended and Restated Senior Credit Agreement shall have notified AMI that each of the conditions to the occurrence of the closing under the Amended and Restated Senior Credit Agreement shall have been satisfied or waived,
     (ii) each Note Purchaser shall have entered into a securities purchase agreement containing terms and conditions consistent with the terms and conditions set forth in the commitment letter attached hereto as Exhibit S (each a "Securities Purchase Agreement"), and each Note Purchaser shall have notified Holdings that each of the conditions of such Note Purchaser contained in the applicable Securities Purchase Agreement between the Company and such Note Purchaser shall have been satisfied or waived, and the Note Purchasers shall be prepared, in the aggregate, to fund the purchases of the Mezzanine Notes to be issued pursuant to each Securities Purchase Agreement (the "Mezzanine Notes").

          (d) Opinions. The Company shall have received one or more written opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. rendering (i) the opinions set forth on Exhibit T hereto (the "Transaction Fees Opinion") and (ii) the opinions set forth on Exhibit U hereto (the "Solvency Opinion").

          (e) Transaction Fees; Transaction Dividend. The Boards of Directors of the Company and AMI shall have duly approved the payment of the Harvest Fee and the

                            Stock Purchase Agreement

     Purchasers Fee, in each case in accordance with the applicable provisions of the Company Indenture and the AMI Indenture, and duly declared the Transaction Dividend.

          Section 7.2. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by
Section 2.1 are subject to the satisfaction or waiver by the Purchasers on or prior to the Closing of the following further conditions:

          (a) Performance. (i) The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing and (ii) each Seller shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing.

          (b) Representations and Warranties. (i) The representations and warranties of the Company contained in Article III, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date). The representations and warranties of the Company contained in Article III that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date), except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on the Company. Purchaser shall have received a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the satisfaction of the conditions set forth in Section 7.2(a)(i) and this
     Section 7.2(b)(i); and

          (ii) The representations and warranties of each Seller contained in
     Article IV, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time. The representations and warranties of each Seller contained in
     Article IV that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing Date as if made at and as of such time, except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on such Seller. Purchaser shall have received a certificate of each Seller as to the satisfaction of the conditions set forth in Section 7.2(a)(ii) and this
     Section 7.2(b)(ii).

          (c) FIRPTA Certificate. Prior to the Closing, the Company shall deliver to the Purchaser's a statement from the Company meeting the requirements of Treasury Regulation 1.1445-2(c)(3) that the Company is not a United States real property interest.

          (d) Purchasers Fee. The Purchasers Fee shall have been paid in full.

                            Stock Purchase Agreement

          Section 7.3. Conditions to the Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by Section 2.1 are subject to the satisfaction or waiver by Sellers' Representative on or prior to the Closing of the following further conditions:

          (a) Performance. Each Party other than the Sellers shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing;

          (b) Representations and Warranties. (i) The representations and warranties of each Purchaser contained in Article V, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time. The representations and warranties of each Purchaser contained in Article V that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time, except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Sellers' Representative shall have received a certificate of each Purchaser as to the satisfaction of the conditions set forth in Section 7.3(a) and this Section 7.3(b); and

          (ii) The representations and warranties of the Company made to the Sellers in Section 3.1, 3.2 and 3.4, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date). The representations and warranties of the Company made to the Sellers in Section 3.1, 3.2 and
     3.4 that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date), except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 7.4. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party's failure to act in good faith or such Party's failure to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.4.

                            Stock Purchase Agreement

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

          Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

          (a) by mutual consent of Sellers' Representative and the Purchasers;

          (b) by either Sellers' Representative, on the one hand, or the Purchasers, on the other hand:

               (i) if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Law or Order shall have become final and nonappealable; or

               (ii) after January 31, 2005 (the "End Date"), if the Closing shall not have occurred on or prior to the End Date; provided, however, that no Party may terminate this Agreement pursuant to this clause (ii) if the failure of any condition in Article VII to be satisfied or the failure of the Closing to occur on or before the End Date results from the breach by such Party of this Agreement;

          (c) by Sellers' Representative, if: (i) there shall be a breach by the Purchasers of any representation, warranty, covenant or agreement of the Purchasers in this Agreement that (x) would result in the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (y) which is not curable or, if curable, is not cured upon the occurrence of the earlier of
     (A) the thirtieth (30th) day after written notice thereof is given by Sellers' Representative to the Purchasers and (B) the day that is five (5) Business Days prior to the End Date; provided, that Sellers' Representative may not terminate this Agreement pursuant to this Section 8.1(c) if the Company or any Seller is then in material breach of this Agreement; or

          (d) by the Purchasers, if: (i) there shall be a breach by the Company or any Seller of any representation, warranty, covenant or agreement of the Company or such Seller, as applicable, in this Agreement that (x) would result in the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (y) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (A) the thirtieth (30th) day after written notice thereof is given by a Purchaser to Sellers' Representative and (B) the day that is five (5) Business Days prior to the End Date; provided, that the Purchasers may not terminate this Agreement pursuant to this
     Section 8.1(d) if any Purchaser is then in material breach of this Agreement.

          Section 8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to any provision of Section 8.1, the terminating Party shall forthwith give written notice thereof to the other Party (except in the case of a termination pursuant to Section 8.1(a), in which case no such notice shall be required) specifying the provision hereof pursuant


                            Stock Purchase Agreement
to which such termination is made. Upon termination of this Agreement, all obligations of the parties under this Agreement (other than under Section 6.2, Article IX and this Section 8.2) shall be terminated without liability or penalty on the party of any party or its officers, directors or shareholders to any other party; provided, however, that no such termination shall relieve any party from liability for damages resulting from any breach by such party of this Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.


                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

          Section 9.2. Survival of Representations, Warranties and Covenants. Neither the representations and warranties of any Party set forth in this Agreement or in any certificate or other document or instrument delivered prior to or at the Closing, nor the covenants of any Party set forth in this Agreement (other than (i) the covenants contained in Sections 6.12(a) and 6.15, which shall survive until the date that is three months after the Closing Date (ii) the provisions of Section 6.12(b), 6.13 and 6.14, which shall survive forever, and (iii) covenants that by their terms contemplate performance after the Closing) shall survive the occurrence of the Closing, and all of such representations, warranties and covenants shall expire with, and be terminated and extinguished by, the Closing. From and after the Closing, no Party shall have (i) any liability whatsoever with respect to any representation, warranty or covenant (other than any covenant contained in Sections 6.12, 6.13, 6.14 and 6.15 and any other covenant that by its terms contemplates performance after the Closing) made by such Party hereunder or (ii) any rights or remedies in respect of any breach of any representation or warranty or any such covenant made by any other Party hereunder. This Section 9.2 shall have no effect upon any other obligation of the Parties, whether to be performed before or after the Closing.

          Section 9.3. Notices. All notices, consents, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, sent by prepaid overnight courier or sent by facsimile (upon confirmation of receipt), as follows:

                            Stock Purchase Agreement

          (a) if to the Company, Sellers' Representative or any Seller, to it at:

              c/o Harvest Partners, Inc.
              280 Park Avenue, 33rd Floor
              New York, New York  10017
              Attention:  Ira D. Kleinman
                          Christopher D. Whalen
              Fax:  (212) 812-0100

              with a copy (which shall not constitute notice) to:

              White & Case LLP
              1155 Avenue of the Americas
              New York, New York  10036
              Attention:  John M. Reiss, Esq.
                          Oliver C. Brahmst, Esq.
              Fax:  212-354-8113; or

          (b) if to Purchasers, to them at:

              AM Holding Limited
              West Wind Building, Harbour Drive
              P.O. Box 1111
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              AM Equity Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              AM Investments Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              Associated Equity Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

                            Stock Purchase Agreement

              Associated Investments Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              with a copy (which shall not constitute notice) to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              47th Floor
              New York, New York  10166-0193
              Attention:  E. Michael Greaney
              Telephone:  (212) 351-4000
              Facsimile:  (212) 351-4035

or to such other Person or address as any Party shall specify by notice in writing in accordance with this Section 9.3 to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless (i) if mailed, in which case on the third Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof or (ii) if sent by prepaid overnight courier, which shall be deemed to have been received on the next Business Day.

          Section 9.4. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

          Section 9.5. Disclosure. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be set forth in all other sections of the Company Disclosure Letter to the extent the applicability of such disclosure to the corresponding representation and warranty in this Agreement is reasonably apparent on its face. The inclusion of any information (including dollar amounts) in any section of the Company Disclosure Letter shall not be deemed to be an admission or acknowledgment that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Company, nor shall such information be deemed to establish a standard of materiality (the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in the Company Disclosure Letter are not necessarily limited to matters that are required by this Agreement to be reflected in the Company Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Agreement, the Company Disclosure Letter and Exhibits is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any Third Party of any matter whatsoever (including any violation of applicable Law or breach of contract).

          Section 9.6. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted

                            Stock Purchase Agreement
assigns. Except as otherwise set forth in Section 9.14, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of each of the other Parties.

          Section 9.7. Amendment; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is made in writing and signed, in the case of an amendment, by Sellers' Representative and the Purchasers or, in the case of a waiver, (i) by the Purchasers if such waiver is to be effective against the Purchasers and (ii) by Sellers' Representative if such waiver is to be effective against any Seller; provided, however, that any amendment, modification or waiver of any provision of this Agreement that adversely and disproportionately affects the rights of any Seller hereunder shall require the written consent of such affected Seller; and provided, further, that any amendment, modification or waiver of Section 6.14 shall require the consent of Sellers holding a majority of the outstanding shares of capital stock of the Company held by Sellers other than the Harvest Related Sellers. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 9.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          Section 9.9. Applicable Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

          Section 9.10. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms,

                            Stock Purchase Agreement
provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

          Section 9.11. Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          Section 9.12. Waiver of Jury Trial. Each of the Parties hereby irrevocably waives, and agrees to cause its Subsidiaries to waive, all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.


          Section 9.13. Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          Section 9.14. Additional Purchasers. One or more of the Purchasers shall have the right, by written notice to the Company and the Sellers' Representative not less than three (3) Business Days prior to the Closing, to assign their rights and delegate their obligations hereunder to Investcorp Coinvestment Partners I, L.P. and/or Northwestern Mutual Life Insurance Company and its Affiliates (the "Additional Purchasers") with respect to up to $10,000,000 of the shares of Preferred Stock to be purchased and sold at the Closing. If the right set forth in this Section 9.14 is exercised, (a) the assigning Purchasers shall specify in the notice of such exercise the number and type of shares of Preferred Stock to be purchased by the Additional Purchasers,
(b) such notice shall be accompanied by a Joinder Agreement in the form of
Exhibit V hereto (a Joinder Agreement) executed by each of the Additional Purchasers and (c) the Additional Purchasers shall be added to Schedule II and shall be deemed Purchasers for all purposes of this Agreement.

                                *  *  *  *  *

                            Stock Purchase Agreement

          IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective officers thereunto duly authorized, all as of the date first above written.

                                   AMH HOLDINGS, INC.



                                   By:_____________________________________
                                      Name:
                                      Title:


                                   HARVEST PARTNERS, INC., as Sellers'
                                     Representative


                                   By:_____________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                   SELLERS:

                                   HARVEST PARTNERS III, L.P.

                                   By:  Harvest Associates III, LLC, its general
                                          partner


                                   By: __________________________________
                                       Name:
                                       Title:


                                   HARVEST PARTNERS III
                                   BETEILINGUNGSGESELLSCH AFT
                                   HAFTUNGSBESCHRANKUNG)

                                   By:  Harvest Associates III, LLC, its general
                                          partner


                                   By: __________________________________
                                       Name:
                                       Title:


                                   HARVEST PARTNERS IV, L.P.

                                   By:  Harvest Associates IV, LLC, its general
                                          partner


                                   By: __________________________________
                                       Name:
                                       Title:


                                   HARVEST PARTNERS IV GmbH & Co. KG

                                   By:  Harvest Associates IV, LLC, its general
                                          partner


                                   By: __________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                   BANCBOSTON CAPITAL, INC.


                                   By: _________________________________
                                       Name:
                                       Title:


                                   PRIVATE EQUITY PORTFOLIO FUND II, LLC


                                   By: _________________________________
                                       Name:
                                       Title:


                                   GE CAPITAL EQUITY CAPITAL GROUP, INC.


                                   By: ________________________________
                                       Name:
                                       Title:


                                   NATIONAL CITY EQUITY PARTNERS, INC.


                                   By: ________________________________
                                       Name
                                       Title:


                                   GREAT LAKES CAPITAL INVESTMENTS IV, LLC


                                   By: _________________________________
                                       Name:
                                       Title:


                                   LIBERTY MUTUAL INSURANCE COMPANY


                                   By: __________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                   PPM AMERICA PRIVATE EQUITY FUND L.P.

                                   By:  PPM America Capital Partners, LLC, its
                                          general partner


                                   By: _________________________________
                                       Name:
                                       Title:

                                   By: _________________________________
                                       Name:
                                       Title:


                                   OLD HICKORY FUND I, LLC

                                   By:  PPM America, Inc., its manager

                                   By: __________________________________
                                       Name:
                                       Title:

                                   NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                   By:  NYLCAP Manager LLC, its Investment
                                          Manager


                                   By: _________________________________
                                       Name:
                                       Title:


                                   ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P.

                                   By:  Abbott Capital Private Equity Partners
                                          III, L.P., its general partner

                                   By:  Abbott Capital Management, L.L.C.
                                          its general partner

                                   By: _________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                  BNY PARTNERS FUND L.L.C.

                                  By:  BNY Private Investment Management, Inc.,
                                         Member Manager


                                  By: __________________________________
                                      Name:
                                      Title:


                                  THE BOARD OF TRUSTEES OF THE TEXAS GROWTH FUND II, AS TRUSTEE FOR THE TEXAS GROWTH FUND II -- 1998 TRUST

                                  By:  TGF II Management, L.P., as Executive
                                         Director

                                  By:  TGF Management Corp., as General Partner


                                  By: _________________________________
                                      Name:
                                      Title:


                                  3755428 CANADA INC.


                                  By: _________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                  WESTON PRESIDIO CAPITAL III, L.P.


                                  By: ________________________________
                                      Name:
                                      Title:


                                  WESTON PRESIDIO CAPITAL IV, L.P.


                                  By: ________________________________
                                      Name:
                                      Title:


                                  WPC ENTREPRENEUR FUND, L.P.


                                  By: ________________________________
                                      Name:
                                      Title:


                                  WPC ENTREPRENEUR FUND II, L.P.


                                  By: ________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                  -----------------------------------
                                  MICHAEL CAPORALE, JR.



                                  -----------------------------------
                                  KENNETH L. BLOOM



                                  -----------------------------------
                                  D. KEITH LAVANWAY



                                  -----------------------------------
                                  DENNIS W. VOLLMERSHAUSEN

                            Stock Purchase Agreement

PURCHASERS:
                                  AM HOLDING LIMITED


                                   By:___________________________
                                      Name:
                                      Title:


                                  AM EQUITY LIMITED


                                  By:____________________________
                                     Name:
                                     Title:


                                  AM INVESTMENTS LIMITED


                                  By:____________________________
                                     Name:
                                     Title:


                                  ASSOCIATED EQUITY LIMITED


                                  By:____________________________
                                     Name:
                                     Title:


                                  ASSOCIATED INVESTMENTS LIMITED


                                  By:____________________________
                                     Name:
                                     Title:

                            Stock Purchase Agreement

                                   SCHEDULE I

--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners III, L.P.       131,978          None         131,978       None       131,978       None        6.24%
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners III              18,022          None         18,022        None        18,022       None        0.85%
Beteilingungsgesellschaft
Burgerlichen Rechts (mit
Haftungsbeschrankung)
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners IV, L.P.        273,000          None         273,000       None       273,000       None        12.91%
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners IV GmbH &        77,000          none         77,000        None        77,000       None        3.64%
Co. KG
--------------------------------------------------------------------------------------------------------------------------
BancBoston Capital Inc.           72,370         19,118         None        91,488        None       91,488       4.33%
--------------------------------------------------------------------------------------------------------------------------
Private Equity Portfolio          18,298          None          None        18,298        None       18,298       0.87%
--------------------------------------------------------------------------------------------------------------------------
GE Capital Equity Capital         73,190          None          None        73,190        None       73,190       3.46%
Group, Inc.
--------------------------------------------------------------------------------------------------------------------------
National City Equity              62,212          None          None        62,212        None       62,212       2.94%
Partners, Inc.
--------------------------------------------------------------------------------------------------------------------------
Great Lakes Capital               10,979          None          None        10,979        None       10,979       0.52%
Investments IV
--------------------------------------------------------------------------------------------------------------------------
Liberty Mutual Insurance         137,232          None          None        137,232       None      137,232       6.49%
Company
--------------------------------------------------------------------------------------------------------------------------

(1)  To be recalculated to show percentages to six decimal places.

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
PPM America Private Equity       181,603          None          None        181,603       None      181,603       8.59%
Fund LP
--------------------------------------------------------------------------------------------------------------------------
Old Hickory Fund I, LLC           1,372           None          None         1,372        None       1,372        0.06%
--------------------------------------------------------------------------------------------------------------------------
New York Life Capital            100,000          None          None        100,000       None      100,000       4.73%
Partners
--------------------------------------------------------------------------------------------------------------------------
Abbot Capital Private             56,000          None          None        56,000        None       56,000       2.65%
Equity Fund I
--------------------------------------------------------------------------------------------------------------------------
BNY Partners I, L.L.C.            4,000           None          None         4,000        None       4,000        0.19%
--------------------------------------------------------------------------------------------------------------------------
The Texas Growth Fund II --      182,976          None          None        182,976       None      182,976       8.66%
1998 Trust
--------------------------------------------------------------------------------------------------------------------------
Weston Presidio Capital           65,992          None          None        65,992        None       65,992       3.12%
III, L.P.
--------------------------------------------------------------------------------------------------------------------------
Weston Presidio Capital IV,      156,986          None          None        156,986       None      156,986       7.43%
L.P.
--------------------------------------------------------------------------------------------------------------------------
WPC Entrepreneur Fund, L.P.       3,256           None          None         3,256        None       3,256        0.15%
--------------------------------------------------------------------------------------------------------------------------
WPC Entrepreneur Fund II,         2,485           None          None         2,485        None       2,485        0.12%
L.P.
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                              Closing      Closing     Stock at    Stock at
                                                                                       Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Michael Caporale                  35,844          None          None        205,892       None       71,688       9.74%
--------------------------------------------------------------------------------------------------------------------------
Keith LaVanway                    3,213           None          None        66,981        None       6,426        3.17%
--------------------------------------------------------------------------------------------------------------------------
Kenneth Bloom                     3,344           None          None        56,483        None       6,688        2.67%
--------------------------------------------------------------------------------------------------------------------------
Dennis Vollmershausen             1,000           None          None         4,189        None       2,000        0.20%
--------------------------------------------------------------------------------------------------------------------------
Robert Franco                      None           None          None        21,256        None        None        1.01%
--------------------------------------------------------------------------------------------------------------------------
Wayne Fredrick                     None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Scott Harcek                       None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
John Haumesser 1                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
John Haumesser 2                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Kevin Kaestner                     None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Rende                              None           None          None           0          None        None        0.00%
--------------------------------------------------------------------------------------------------------------------------
Michelle Russell                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
David King                         None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Monica Pritchard                   None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
Robert Schindler                   None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
Cynthia Sobe                       None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
James Zechinati                    None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
David Campbell                     None           None          None         1,200        None        None        0.06%
--------------------------------------------------------------------------------------------------------------------------
Paul Ordakowski                    None           None          None         2,000        None        None        0.09%
--------------------------------------------------------------------------------------------------------------------------
Dennis Thompson                    None           None          None         3,000        None        None        0.14%
--------------------------------------------------------------------------------------------------------------------------
Gordon Morgan                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Mark Marcheggiani                  None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Scott Thomson                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Robb Struckel                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Steve Terry                        None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Paul Pratt                         None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Kong Chen                          None           None          None         8,290        None        None        0.39%
--------------------------------------------------------------------------------------------------------------------------
Michael D'Jock                     None           None          None         5,640        None        None        0.27%
--------------------------------------------------------------------------------------------------------------------------
TOTAL OUTSTANDING:              1,672,352        19,118        500,000     1,614,019    500,000    1,234,871       100%
--------------------------------------------------------------------------------------------------------------------------
TOTAL AUTHORIZED:               2,500,000       2,500,000      500,000     1,614,019   2,536,823   2,036,823
--------------------------------------------------------------------------------------------------------------------------


                            Stock Purchase Agreement

                                   SCHEDULE II


----------------------------------------------------------------------------------------------------
                                              Shares of            Shares of Non-Voting Preferred
Purchaser                               Voting Preferred Stock                  Stock
----------------------------------------------------------------------------------------------------
AM Holding Limited                             46,664                       150,635
                                             --------                      ---------
----------------------------------------------------------------------------------------------------
AM Equity Limited                             113,334                       365,846
                                            ---------                      ---------
----------------------------------------------------------------------------------------------------
AM Investments Limited                        113,334                       365,846
                                             ---------                     ---------
----------------------------------------------------------------------------------------------------
Associated Equity Limited                     113,334                       365,846
                                             ---------                     ---------
----------------------------------------------------------------------------------------------------
Associated Investments Limited                113,334                       365,846
                                             ---------                     ---------
----------------------------------------------------------------------------------------------------
